UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 25, 2017 (October 23, 2017)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement

Effective October 23, 2017, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into an Amended and Restated Ethanol Purchase Agreement (the “Ethanol Purchase Agreement”) with Bunge North America, Inc. (“Bunge”).  The Ethanol Purchase Agreement amends and restates the original Ethanol Purchase Agreement, dated as of January 1, 2012 (as subsequently amended, the “Original Agreement”), to include specific provisions for loading and shipment of ethanol by truck.  In all other respects, the terms and conditions of the Original Agreement remain in full force and effect.

The foregoing description of the Ethanol Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ethanol Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
*10.1	Amended and Restated Ethanol Purchase Agreement by and between Southwest Iowa Renewable Energy, LLC, as Producer, Bunge North America, Inc., as Bunge dated as of October 23, 2017

*	Material has been omitted pursuant to a request for confidential treatment and such material has been filed separate ely with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

	By:	/s/ Brian T. Cahill
Date: October 25, 2017		Brian T. Cahill
General Manager, President, and CEO

Exhibit Index

Exhibit Number	Description
*10.1	Amended and Restated Ethanol Purchase Agreement by and between Southwest Iowa Renewable Energy, LLC, as Producer, Bunge North America, Inc., as Bunge dated as of October 23, 2017

*	Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission